Exhibit 10.3

NON-DISCLOSURE AGREEMENT

This NON-DISCLOSURE AGREEMENT (this “Agreement”) is made and entered into as of [DATE] (the “Effective Date”), by and between Romeo Power, Inc., a Delaware corporation (“Romeo”), and Nikola Corporation, a Delaware Corporation (the “Counterparty”). Romeo and the Counterparty agree to the terms set forth below.

1. Purpose. Romeo and Counterparty wish to explore a potential strategic and/or commercial business transaction between the parties (a “Potential Transaction”) and, in connection therewith, each party (the “Discloser”) may disclose or make available to the other party (the “Recipient”) certain Confidential Information (as defined below) related to the Discloser. Each party is willing to furnish and/or accept such information pursuant to the terms of this Agreement.

2. Definitions. As used in this Agreement:

(a) A party’s “Associates” shall include such party’s affiliates, and each of their respective officers, directors, managers, employees, agents and representatives (including, without limitation, consultants, accountants, potential debt financing sources, attorneys and financial advisors), provided that, with respect to the Recipient, the term “Associates” shall not include the Recipient’s affiliates unless such affiliates receive Confidential Information from or on behalf of the Recipient or otherwise in connection with the Recipient’s consideration of the Potential Transaction.

(b) “Confidential Information” means:

(i) All non-public information, in whatever form, disclosed in connection with the Potential Transaction; and

(ii) such portions of any memorandum, analysis, compilation, summary, interpretation, study, report or other document, record or material that is or has been prepared by or for the Recipient or any of its Associates and that contains, reflects, interprets or is based directly or indirectly upon any information of the type referred to in Section 2(b)(i) (collectively, “Analyses”).

Notwithstanding the foregoing, Confidential Information does not include information that: (A) was in the possession of the Recipient or its Associates at the time of disclosure; (B) is disclosed or otherwise becomes available to the Recipient or any of its Associates from a source other than the Discloser or its Associates, provided that the source of such information was not known by the Recipient to be bound by a confidentiality agreement between the Discloser and such source prohibiting the disclosure of such information or bound by a legal, contractual or fiduciary obligation owed to the Discloser prohibiting the disclosure of such information; (C) prior to or after the time of disclosure, becomes generally available to the public, in each case other than as a result of any inaction or action of the Recipient or any of its Associates in breach of the terms hereof; or (D) is independently developed by or on behalf of the Recipient without use of or reference to any Confidential Information.

Additionally, the parties hereto acknowledge that Romeo and Counterparty have entered into, and may in the future enter into, commercial agreements (including, without limitation, agreements relating to the development and supply of battery packs and related services) (“Commercial Agreements”) under which the parties have exchanged and may in the future exchange confidential and trade secret information subject to terms that permit the use of that information for purposes relating to the subject matter of the applicable Commercial Agreement. Information disclosed pursuant and subject to a Commercial Agreement shall not be deemed to be Confidential Information hereunder, and nothing in this Agreement shall restrict the use or disclosure or require the return of, or otherwise apply to, any such information. Non-public information shall be deemed to have been disclosed in connection with the Potential Transaction and to be Confidential Information subject to this Agreement if, at the time of disclosure, Discloser notifies Recipient in writing that such information is disclosed pursuant to this Agreement (including, without limitation, by email or letter identifying the information that is disclosed and stating that it is disclosed pursuant to this Agreement or by a stamp or other marking affixed to such information that states that it is disclosed pursuant to this Agreement, in each case identifying this Agreement by subject matter and date).1

3. Restrictions on Disclosures and Use of Confidential Information.

(a) Recipient, on behalf of itself and its Associates, covenants and agrees not to disclose any of the Discloser’s Confidential Information publicly or to any third party, to not use such Confidential Information only to evaluate, negotiate and consummate a Potential Transaction and for no unauthorized purpose, and to take reasonable care to prevent the unauthorized use or disclosure of the Confidential Information. Neither party shall disclose the existence or terms of this Agreement, or that the parties are considering a Potential Transaction, without the other party’s prior written consent, provided that the foregoing restriction shall not restrict either party from making any public disclosures that it concludes, based on advice of legal counsel and, if reasonably practicable, after consulting with the other party and redacting all confidential and competitive information to the extent permitted, is necessary to comply with securities laws or stock exchange rules applicable to the party concluding such disclosure is required.

(b) Counterparty agrees that neither it nor any of its Associates shall, except as directed in writing (which may include electronic mail) by Romeo or any of its Associates, contact any employee of Romeo concerning, or in furtherance of the Counterparty’s consideration, negotiation or consummation of, a Potential Transaction.

(c) Subject to Section 4, the Recipient agrees that it may disclose and make available the Confidential Information only to its Associates who require such material for the purpose of assisting the Recipient in evaluating, negotiating and consummating a Potential Transaction, and neither the Recipient nor any of its Associates shall use any Confidential Information for its own use or for any purpose except for purposes related to evaluating, negotiating and consummating a Potential Transaction. The Recipient has informed or will inform those of its Associates to whom Confidential Information is disclosed or who have access to Confidential Information of the existence of this Agreement and the Recipient’s obligations under this Agreement with respect to Confidential Information. A breach of the terms of this Agreement by any Associate of the Recipient shall be deemed a breach of this Agreement by the Recipient. The Recipient agrees that

[1]	Note to Draft: Given the existing NDAs between the parties, we thought it would be helpful to include this language.

Confidential Mutual Non-Disclosure Agreement

it will take, and require that its Associates take, all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information in order to prevent it from falling into the public domain or the possession of any person other than the Recipient or its Associates, which measures shall include the same degree of care that the Recipient utilizes to protect its own Confidential Information of a similar nature, but in no event less than a reasonable degree of care.

(d) The Recipient acknowledges and agrees that neither the Discloser nor any of its Associates makes any express or implied representation or warranty as to the accuracy or completeness of the Confidential Information, or that it has provided the Recipient with all of the information the Recipient requires or has requested. Except as may be provided in a subsequent definitive written agreement negotiated, executed and delivered by the parties with respect to a Potential Transaction (a “Definitive Agreement”), if any, the Recipient agrees that neither the Discloser nor its Associates shall have any liability to the Recipient or any of its Associates resulting from the use of the Confidential Information by the Recipient or its Associates or their reliance thereon. Unless and until the parties enter into a Definitive Agreement, this Agreement shall not obligate either party to negotiate or enter into any business relationship or contract with the other party. The Discloser reserves the right, in its sole discretion to (i) conduct any process it deems appropriate with respect to any Potential Transaction involving the Discloser, and to modify any procedures relating to any such process without giving notice to the Recipient or any other person, (ii) reject any proposal made by the Recipient with respect to a Potential Transaction between the parties and (iii) terminate discussions and negotiations with the Recipient regarding a Potential Transaction at any time.

(e) The Discloser acknowledges and agrees that nothing herein shall be construed to limit or prevent in any manner (i) the operation by the Recipient or any of its affiliates of any current or prospective lines of business, even such lines of business engaged in or proposed to be engaged in by the Discloser or its affiliates, (ii) the investment or consideration for investment by the Recipient or any of its affiliates in any entity, even those entities engaged in the same or related businesses as those engaged in or proposed to be engaged in by the Discloser or its affiliates, or (iii) the participation in any capacity by the Recipient or any of its affiliates in the operation of any existing or future business by virtue of having reviewed the Confidential Information, in each case so long as the Recipient does not disclose or use the Confidential Information except as expressly permitted herein.

(f) Notwithstanding anything to the contrary set forth herein, Counterparty agrees that it will not disclose any Confidential Information with the intent of engaging or potentially engaging, any financial or legal advisor without the prior written consent of Romeo. In the event that Romeo provides such consent with respect to a potential financial or legal advisor, such potential financial or legal advisor shall thereafter be deemed to be an Associate of Counterparty for all purposes of this Agreement. You also agree that you will not disclose any Confidential Information to any potential equity or debt financing source without the prior written consent of Romeo. In the event that Romeo provides such consent with respect to a potential equity or debt financing source, such potential financing source shall thereafter be deemed to be an Associate of Counterparty for all purposes of this Agreement.

Confidential Mutual Non-Disclosure Agreement

4. Obligations.

(a) This Agreement does not create an obligation to disclose Confidential Information. The Disclosing Party warrants that it has the right to disclose the Confidential Information under this Agreement. No other warranties are made whether express, implied, or statutory.

(b) The exchange of information pursuant to this Agreement is subject to all applicable laws and regulations including all export laws and regulations of the jurisdiction(s) in which the transfer of Confidential Information occurs. If applicable, each Party shall be responsible for obtaining any necessary export licenses or other governmental authorizations for its disclosure of any Confidential Information governed by this Agreement.

5. Return or Destruction of Materials.2 Promptly following the Recipient’s receipt of a written request by the Discloser, the Recipient shall, and shall direct its Associates to, at the Recipient’s option, deliver to the Discloser or destroy (and delete if in electronic form) any written Confidential Information and all copies or modifications thereof, as well as any tangible material containing any Confidential Information, except for that portion of the Confidential Information which consists of Analyses prepared by or for the Recipient or its Associates. That portion of the Confidential Information or any modification thereof which consists of Analyses prepared by or for the Recipient or its Associates and that is not returned to the Discloser shall be destroyed (or deleted if in electronic form). Promptly thereafter, a duly authorized officer of the Recipient shall confirm in writing to the Discloser that all written Confidential Information (including any Analyses) not delivered to the Discloser has been destroyed. Notwithstanding the foregoing, (a) copies of Confidential Information may be retained by (i) the Recipient’s internal legal counsel or compliance staff solely for the purposes of complying with applicable legal or regulatory requirements, or in defense of any action, suit or proceeding against the Recipient, and (ii) the Recipient’s applicable third-party Associates solely for purposes of complying with applicable legal or regulatory requirements or professional standards, and (b) nothing in this Agreement shall require the alteration, modification, deletion or destruction of back-up tapes or other comparable electronic records made in the ordinary course of business pursuant to the Recipient’s or its Associates’ respective electronic information systems. Notwithstanding the return, destruction or deletion of Confidential Information pursuant to this Section 5 by the Recipient and its Associates, the Recipient and its Associates shall continue to be obligated to maintain the confidentiality of, and not use for any purpose not described in this Section 5, any Confidential Information retained or archived by the Recipient and its Associates.

6. No License Granted; Privileged Information. Nothing in this Agreement is intended to grant any rights to the Recipient under any patent, copyright, trade secret or other intellectual property right, nor shall this Agreement grant the Recipient any rights in or to the Confidential Information, except the limited right to review such Confidential Information solely for the purposes of evaluating, negotiating and consummating a Potential Transaction between the parties. To the extent that any Confidential Information includes materials or other information that may be subject to the attorney-client privilege, work-product doctrine or any other applicable privilege or doctrine concerning any Confidential Information or any pending, threatened or prospective

[2]

Note to Draft: We view this obligation as being entirely customary for the nature of potential transactions that Romeo and Nikola will discuss and the materials that will be shared in connection therewith. Additionally, we included carve-outs (fourth sentence) that are meant to address the issues that parties generally identify with return/destroy obligations, but please let us know if you have other concerns.

Confidential Mutual Non-Disclosure Agreement

action, suit, proceeding, investigation, arbitration or dispute, it is acknowledged and agreed that the parties have a commonality of interest with respect to such Confidential Information or action, suit, proceeding, investigation, arbitration or dispute and that it is the parties’ mutual desire, intention and understanding that the sharing of such materials and other information is not intended to, and shall not, affect the confidentiality of any of such materials or other information or waive or diminish the continued protection of any of such materials or other information under the attorney-client privilege, work-product doctrine or other applicable privilege or doctrine. Accordingly, all Confidential Information that is entitled to protection under the attorney-client privilege, work-product doctrine or other applicable privilege or doctrine shall remain entitled to protection thereunder and shall be entitled to protection under the joint defense doctrine, and the parties agree to take all reasonable measures necessary to preserve, to the fullest extent possible, the applicability of all such privileges or doctrines.

7. Non-Solicitation of Employees.3 The Recipient covenants and agrees that during the twelve (12) month period commencing as of the Effective Date, it shall not (and shall cause its controlled affiliates who have received Confidential Information not to), directly solicit for employment any of the Discloser’s or its subsidiaries’ senior management-level employees or any other employees with whom the Recipient had direct contact during its consideration of a Potential Transaction or, solicit any such employees to terminate their employment with the Discloser or its subsidiaries; provided, however, that this Section 7 will not prevent the Recipient or its Associates from (a) causing to be placed any general advertisements in newspapers and/or other media of general circulation (including, without limitation, advertisements posted on the Internet) that is not targeted specifically at such employees of the Discloser or its subsidiaries and employing such persons who respond to such general advertisements, (b) engaging any recruiting firm or similar organization to identify and solicit such persons for employment on behalf of the Recipient or its Associates, so long as such recruiting firm or organization is not instructed to specifically target any such employees of the Discloser or its subsidiaries, and employing any such persons, or (c) employing any such person who contacts the Recipient on his or her own initiative without any direct or indirect solicitation in violation of the terms hereof.

8. Standstill.

(a) During the twelve (12) month period commencing on the date of this Agreement, except pursuant to a Definitive Agreement between Romeo and the Counterparty, the Counterparty shall not, in any manner, directly or indirectly:

(i) make, effect, initiate, cause or participate in (A) any acquisition of beneficial ownership of any securities or debt obligations of Romeo or any securities or debt obligations of any subsidiary or other Affiliate of Romeo or rights or options to acquire such securities or debt obligations, (B) any acquisition of any assets of Romeo or any assets of any subsidiary or other Affiliate of Romeo (other than the purchase or acquisition by the Counterparty

[3]

Note to Draft: We have modified the non-solicitation obligations to be mutual. We view this provision as quite important in light of the nature of potential transactions that Romeo and Nikola will discuss, and we note that the provision is drafted with middle-of-the-road guardrails (e.g., (i) limited applicability to senior management-level employees or employees with whom the Recipient had direct contact (i.e., not the full universe of employees) and (ii) the carve-outs in the proviso).

Confidential Mutual Non-Disclosure Agreement

of products of Romeo or any of its subsidiaries in the ordinary course of business), (C) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution, extraordinary transaction or any similar transaction involving Romeo or any subsidiary or other Affiliate of Romeo, or involving any securities, debt obligations or assets of Romeo or any securities, debt obligations or assets of any subsidiary or other Affiliate of Romeo, or (D) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission) or consents with respect to any securities of Romeo or any subsidiary or other Affiliate of Romeo;

(ii) form, join or participate in a “group” (as defined in the Securities Exchange Act of 1934 and the rules promulgated thereunder) with respect to the beneficial ownership of any securities of Romeo;

(iii) act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of Romeo or any subsidiary or Affiliate of Romeo;

(iv) take any action which might force Romeo to make a public announcement regarding any of the types of matters set forth in clause “(i)” of this sentence;

(v) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in clauses “(i)”, “(ii)”, “(iii)” or “(iv)” of this sentence;

(vi) assist, induce or encourage any other Person to take any action referred to in clauses “(i)”, “(ii)”, “(iii)” or “(iv)” of this sentence; or

(vii) enter into any discussions or arrangements with any third party with respect to the taking of any action referred to in clauses “(i)”, “(ii)”, “(iii)” or “(iv)” of this sentence.

(b) Notwithstanding any provision of Section 8(a) to the contrary, the provisions of Section 8(a) shall terminate and be of no further force and effect in the event (i) any Person or “group” (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) shall have commenced a Romeo Acquisition Transaction (as defined below), or (ii) the board of directors of Romeo shall have publicly endorsed, approved, recommended, or resolved to endorse, approve or recommend a Romeo Acquisition Transaction. All of the provisions of Section 8(a) shall be reinstated and shall apply in full force according to their terms in the event that: (i) if the provisions of Section 8(a) shall have terminated as the result of a tender offer, such tender offer (as originally made or as amended or modified) shall have terminated (without closing) prior to the commencement of a tender offer by the Counterparty or any of its Associates that would have been permitted to be made pursuant to the first sentence of this Section 8(b) as a result of such third-party tender offer; (ii) any tender offer by the Counterparty or any of its Associates (as originally made or as extended or modified) that was permitted to be made pursuant to this Section 8(b) shall have terminated (without closing); or (iii) if the provisions of Section 8(a) shall have terminated as a result of any action by the board of directors of Romeo referred to in clause (ii) of the first sentence of this Section 8(b), the board of directors of Romeo shall have determined not to take any of such actions (and no such transaction considered by the board of directors of Romeo shall have closed) prior to the commencement of a tender offer by the Counterparty that would have been permitted to be made pursuant to this Section 8(b) as a result

Confidential Mutual Non-Disclosure Agreement

of the initial determination of the board of directors of Romeo referred to in clause (ii) of the first sentence of this Section 8(b), unless prior to such determination by the board of directors of Romeo not to take any such actions, any event referred to in clause (i) of the first sentence of this Section 8(b) shall have occurred. Upon reinstatement of the provisions of Section 8(a), the provisions of this Section 8(b) shall continue to govern in the event that any of the events described in clauses (i) and (ii) of the first sentence of this Section 8(b) shall occur. Upon the closing of any tender offer for or acquisition of any securities of Romeo or rights or options to acquire any such securities by the Counterparty or any of its Associates that would have been prohibited by the provisions of Section 8(a) but for the provisions of this Section 8(b), all provisions of Section 8(a) and 8(b) shall terminate. For purposes of this Section 8(b), a “Romeo Acquisition Transaction” shall mean (i) the commencement (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended) of a tender or exchange offer by a third party for at least 50% of the outstanding capital stock of Romeo or any direct or indirect subsidiary of Romeo, (ii) the commencement by a third party of a proxy contest with respect to the election of any directors of Romeo, (iii) any sale, license, lease, exchange, transfer, disposition or acquisition of any portion of the business or assets of Romeo or any direct or indirect subsidiary of Romeo or (iv) any merger, consolidation, business combination, share exchange, reorganization, restructuring or similar transaction or series of related transactions involving Romeo or any direct or indirect subsidiary of Romeo.

9. Term.

(a) This Agreement covers Confidential Information disclosed by either Party on and after the Effective Date and continues in effect until terminated by either Party. Either Party may terminate this Agreement at any time, without any liability for such termination, by giving thirty (30) days prior written notice to the other Party. Termination shall end all activity in connection with the Purpose but shall not affect the obligations created in this Agreement with respect to the Confidential Information disclosed hereunder.

(b) Except as expressly provided in the last sentence of Section 5, this Agreement shall expire, and the parties’ obligations under this Agreement shall terminate, upon the date that is the 36 month anniversary of the Effective Date; provided, that, to the extent that any Confidential Information constitutes a trade secret under the laws of the United States, the Recipient’s obligations hereunder concerning such Confidential Information shall continue indefinitely under applicable law, subject to the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b) (“DTSA”). Notwithstanding anything herein to the contrary, the Discloser will not provide any trade secrets to the Recipient without (i) providing prior written notice to the Recipient that it intends to disclose a particular trade secret to the Recipient; and (ii) subsequently receiving affirmative written consent from the Recipient prior to the disclosure of each particular trade secret.4

[4]

Note to Draft: The proviso re: trade secrets and the last sentence of this Section 9(b) mirror the language included in the existing Romeo, Nikola and Novelis three-way NDA. We thought it would be important, and helpful to both parties, to reflect the trade secret concept in this NDA as well.

Confidential Mutual Non-Disclosure Agreement

10. Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party, and any attempted assignment of this Agreement or any rights or obligations hereunder by either party without the prior written consent of the other party shall be void, provided that the foregoing restriction shall not apply to an assignment that occurs in connection with a sale of all or substantially all of the assets of a party, and a sale of stock or merger involving a party shall not be deemed to constitute an assignment by such party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

11. Amendment; Waiver. This Agreement shall not be amended, modified or waived except by an agreement in writing duly executed and delivered by each of the parties. No failure or delay of either party to exercise any right or remedy given to such party under this Agreement or otherwise available to such party, or to insist upon strict compliance by the other party with its obligations hereunder, no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof. Any written waiver shall be limited to those items specifically waived therein and shall not be deemed to waive any future breaches or violations or other non-specified breaches or violations unless, and to the extent, expressly set forth therein.

12. Governing Law and Jurisdiction. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Agreement (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, the internal laws of the State of Delaware, without giving effect to any law that would cause the laws of any jurisdiction other than the State of Delaware to be applied. Each party: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for purposes of any action, suit or proceeding arising out of or relating to this Agreement; (b) agrees that service of any process, summons, notice or document by U.S. registered mail to a party’s address (as such party may have given to the other party) shall be effective service of process for any action, suit or proceeding brought against such party; (c) irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in any state or federal court located in the State of Delaware; and (d) irrevocably and unconditionally waives the right to plead or claim, and irrevocably and unconditionally agrees not to plead or claim, that any action, suit or proceeding arising out of or relating to this Agreement that is brought in any state or federal court located in the State of Delaware has been brought in an inconvenient forum.

13. Specific Performance. Each party agrees that its obligations hereunder are necessary and reasonable in order to protect its business, and expressly agrees that monetary damages may be inadequate to compensate such party for any breach by the other party or any of the other party’s Associates of any covenants and agreements set forth herein. Accordingly, each party agrees and acknowledges that any breach or threatened breach of this Agreement by the other party or the other party’s Associates may cause irreparable injury to the non-breaching party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the non-breaching party shall be entitled to seek specific performance and other injunctive relief against the continued breach of this Agreement or the threatened breach thereof without the necessity of proving actual damages or securing or posting a bond, and the breaching party agrees not to oppose specific performance and other injunctive relief on the basis that monetary damages would provide an adequate remedy. Such equitable remedies will not be the exclusive remedy for breach of this Agreement, but rather will be in addition to all other remedies available at law or in equity to the parties.

Confidential Mutual Non-Disclosure Agreement

14. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person (other than the parties or their respective successors and permitted assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

15. Relationship. The relationship of the Parties shall be that of independent contractors and nothing contained herein shall be deemed to create any relationship of agency, joint venture or partnership. The Parties hereto shall not have any power to commit, contract for or otherwise obligate the other Parties.

16. Severability. If any term or provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

17. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings between the parties, oral or written, with respect to the subject matter hereof; provided (for the avoidance of doubt) that this Agreement does not supersede any Commercial Agreement. If there is any inconsistency between this Agreement and the terms and conditions of any agreement that the Recipient or any of its Associates must “click through” for online data room access to any Confidential Information, then the terms and conditions of this Agreement shall govern in all respects.

18. Counterparts; Deliveries. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement and any amendments hereto, to the extent signed and delivered by means of electronic transmission of .pdf files or other image files via e-mail, cloud-based transfer or file transfer protocol, or use of a facsimile machine, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party to any such agreement or instrument shall raise the use of electronic transmission or a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic transmission or a facsimile machine as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

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Confidential Mutual Non-Disclosure Agreement

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its authorized representative as of the Effective Date.

ROMEO POWER, INC.

By:	/s/ Matthew Sant
Name: Matthew Sant
Title: General Counsel

NIKOLA CORPORATION

By:	/s/ Kim J. Brady
Name: Kim J. Brady
Title: CFO